Registration No. 333-________
_________________________________________________________________
_________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                         ______________

                            FORM S-8
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933
                          _____________

                       M.A. HANNA COMPANY
     (Exact name of Registrant as specified in its charter)

     Delaware                                   34-0232435
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)

                          ____________

  Suite 36-5000, 200 Public Square, Cleveland, Ohio 44114-2304
   (Address of principal executive office including zip code)

                          ____________

        M.A. Hanna Company 1988 Long-Term Incentive Plan
                      (Full title of plan)
                          ____________

                     John S. Pyke, Jr., Esq.
          Vice President, General Counsel and Secretary
                       M.A. Hanna Company
   Suite 36-5000, 200 Public Square, Cleveland, OH  44114-2304
                          (216)589-4000
(Name and address and telephone number including area code of agent for service)

                          ____________

                 CALCULATION OF REGISTRATION FEE

Title of
securities                     Price
 to be            Amount       per       Maximum aggregate  Amount of
registered(1)   registered(2)  Share(3)  Offering Price(3)  registration fee(3)

Common Stock,
Par Value $1.00  2,860,000     $25.00       $71,500,000      $21,666

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to M.A. Hanna Company Long-Term Incentive Plan (the "Plan").
(2) Pursuant to Rule 416 under the Securities Act, additional shares of the Common Stock of the Company issued or which become issuable in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction are also being registered hereunder.
(3) Based upon the average of the high and low sales prices of the Common Stock in the consolidated reporting system on November 6, 1997; determined in accordance with Rule 457(c) solely for the purpose of determining the amount of the registration fee.
                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

      This Registration Statement has been filed to register additional securities of the Company made available under the Plan by reason of the amendments thereto approved by the shareholders of the Company. Pursuant to General Instruction E to Form S-8, the contents of the Registrant's earlier Registration Statement on Form S-8 (File No. 33-29622) effective July 19, 1989 are incorporated herein by reference and made a part hereof.

Item 4.  Interests of Named Experts and Counsel

      John S. Pyke, Jr., whose legal opinion is filed as an exhibit to this registration statement is Vice President, General Counsel and Secretary of the Registrant and is the beneficial owner of approximately 51,127 shares of the Company's Common Stock, and has received Option Rights and LTIP Units under the Plan.

Item 5.  Exhibits

     5    Opinion of Counsel

     23.1 Consent of Ernst & Young LLP

     23.2 Consent of Price Waterhouse LLP

     23.3 Consent of Counsel (included in Exhibit 5)

     24   Powers of Attorney

     99 M.A. Hanna Company 1988 Long-Term Incentive Plan, as amended.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on this 7th day of November, 1997.

                              M.A. HANNA COMPANY

                              By: /s/Valerie A. Gentile
                              Valerie A. Gentile
                              Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the dates indicated.

Signatures                    Titles                           Date

/s/ D.J. McGregor*    Chairman and Chief Executive            November 7, 1997
    D.J. McGregor     Officer (principal executive
                       officer) and Director

/s/ M.S. Duffey       Vice President and Chief Financial      November 7, 1997
    M.S. Duffey       Officer (principal financial officer)

/s/ T.E. Lindsey      Controller (principal accounting        November 7, 1997
    T.E. Lindsey      officer)

/s/ B.C. Ames*        Director                                November 7, 1997
    B.C. Ames

/s/ C.A. Cartwright*  Director                                Novewmber 7, 1997
    C.A. Cartwright

/s/ W.R. Embry*       Director                                November 7, 1997
    W.R. Embry

/s/ J.T. Eyton*       Director                                November 7, 1997
    J.T. Eyton

/s/ G.D. Harnett*     Director                                November 7, 1997
    G.D. Harnett

/s/ G.D. Kirkham*     Director                                November 7, 1997
    G.D. Kirkham

/s/ D.B. Lewis*       Director                                November 7, 1997
    D.B. Lewis

/s/ M.L. Mann*        Director                                November 7, 1997
    M.L. Mann

/s/ R.W. Pogue*       Director                                November 7, 1997
    R.W. Pogue

/s/ M.D. Walker       Director                                November 7, 1997
    M. D. Walker

*Valerie A. Gentile, the undersigned attorney-in-fact, by signing her name below, does hereby sign this registration statement on behalf of the directors and officers of M.A. Hanna Company indicated above by asterisk (constituting a majority of the directors) pursuant to a power of attorney executed by such persons and filed with the Securities and Exchange Commission contemporaneously herewith.



By: /s/ Valerie A. Gentile
       Valerie A. Gentile, as attorney-in-fact



      Pursuant to the requirements of the Securities Act of 1933, the administrators of the Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on November 7, 1997.

                                   M.A. HANNA COMPANY
                                   1988 LONG-TERM INCENTIVE PLAN


                                   By:  M.A. Hanna Company Committee for
                                        Employee Benefits Administration


                                        By:
                                             Lani L. Beach


                                        By:  /s/ Thoams W. Boothe
                                             Thomas  W. Boothe


                                        By:  /s/ Michael S. Duffey
                                             Michael S. Duffey


                                        By:  /s/ Dougls R. Schrank
                                             Douglas R. Schrank


                                        By:  /s/ John S. Pyke, Jr.
                                             John S. Pyke, Jr.



                          EXHIBIT INDEX

Exhibit   Exhibit
Number



     5    Opinion of Counsel

     23.1 Consent of Ernst & Young LLP

     23.2 Consent of Price Waterhouse LLP

     23.3 Consent of Counsel (included in Exhibit 5)

     24   Powers of Attorney

     99 M.A. Hanna Company 1988 Long-Term Incentive Plan, as amended